Exhibit 99.1

REPLIDYNE AND CARDIOVASCULAR SYSTEMS SIGN MERGER AGREEMENT
Merger to create NASDAQ-listed medical device company focused on developing and commercializing interventional treatment systems for vascular disease
Conference call scheduled for Tuesday, November 4, 2008 at 8:30 AM ET
Louisville, Colorado, and St. Paul, Minnesota, November 4, 2008 — Replidyne, Inc. (Nasdaq: RDYN) and Cardiovascular Systems, Inc. (CSI) today announced that they have entered into a definitive merger agreement under which CSI will merge with Replidyne in an all-stock transaction. Under terms of the agreement, Replidyne will issue new shares of its common stock to CSI shareholders whereby former CSI shareholders are expected to own 83 percent of the combined company, and Replidyne shareholders are expected to own 17 percent of the combined company on a fully diluted basis using the treasury stock method, subject to adjustments as described in the merger agreement.
David L. Martin, President and Chief Executive Officer of CSI, said, “Executing this transaction with Replidyne is an expedient way to take our company into the public market and generate a capital infusion for future growth. With an estimated $35 million to $40 million in additional cash and investments from the merger, we can further expand our sales and marketing organization and infrastructure to drive revenue growth and continue to invest in product development for future market expansion.”
“After a diligent process of evaluating strategic alternatives carried out over several months, we believe that a merger with CSI presents our investors with a very good opportunity to realize future value,” stated Kenneth J. Collins, President and Chief Executive Officer of Replidyne. “Through our process we have evaluated a broad array of opportunities across the life sciences, molecular diagnostics and medical device industries. After assessing the merger with CSI, we were impressed by the strong launch of the Diamondback 360°™, the growth opportunity for treatment of peripheral arterial disease with this product, particularly in calcified lesions, and the quality of the management team driving the company.”
The boards of directors of both Replidyne and CSI have unanimously approved the transaction, which is subject to customary closing conditions, including approval by the shareholders of each of Replidyne and CSI. The merger agreement contains certain termination rights for both Replidyne and CSI. The directors, as well as certain significant shareholders, of each of Replidyne and CSI have executed voting agreements in favor of the transaction.
The transaction is expected to close during the first calendar quarter of 2009. Upon consummation of the merger, Replidyne’s name will be changed to Cardiovascular Systems, Inc. and the combined company will apply for listing on The NASDAQ Global Market® under a new trading symbol.
CSI had filed for an initial public offering in January 2008, but withdrew its registration statement for the initial public offering today. According to Martin, “The current equity market conditions have resulted in the IPO market coming to a standstill. Given the uncertainty regarding timing of a market recovery, we believe that this transaction offers the best opportunity at this time for continued growth and for our company to gain access to the public capital markets.”

Cardiovascular Systems and Replidyne
November 4, 2008

Morgan Stanley acted as financial advisor to Replidyne and Cooley Godward Kronish LLP served as Replidyne’s legal counsel. Citi acted as financial advisor to Cardiovascular Systems, Inc. and Fredrikson & Byron P.A. served as CSI’s legal counsel.
About Cardiovascular Systems, Inc.
CSI is a medical device company focused on developing and commercializing interventional treatment systems for vascular disease. CSI’s initial product, the Diamondback 360° Orbital Atherectomy System, is a minimally invasive catheter system for the treatment of peripheral arterial disease, or PAD. PAD affects approximately 8 to 12 million people in the U.S. PAD is caused by the accumulation of plaque in peripheral arteries (commonly the pelvis or leg), reducing blood flow. The plaque deposits range from soft to calcified, with calcified plaque being difficult to treat with traditional interventional procedures. The Diamondback 360° is capable of treating a broad range of plaque types both above and below the knee, including calcified vessel lesions, and addresses many of the limitations associated with existing treatment alternatives.
The Diamondback 360° utilizes the orbital rotation of a diamond grit coated offset crown that is attached to a flexible drive shaft. Physicians position the crown at the site of an arterial plaque lesion and remove the plaque by causing the crown to orbit against it, creating a smooth lumen, or channel, in the vessel. The Diamondback 360° is designed to differentiate between plaque and compliant arterial tissue, a concept known as “differential sanding.” The particles of plaque resulting from differential sanding are generally smaller than red blood cells and are carried away by the blood stream. As the physician increases the rotational speed of the drive shaft, the crown rotates faster and centrifugal force causes the crown to orbit, creating a lumen with a diameter that is approximately twice the diameter of the device. By giving physicians the ability to create different lumen diameters by changing rotational speed, the Diamondback 360° can reduce the need to use multiple catheters of different sizes to treat a single lesion.
In August 2007, the U.S. FDA granted 510(k) clearance for the use of the Diamondback 360 as a therapy in patients with PAD. The Company commenced a limited commercial introduction of the product in the U.S. in September 2007 and began full commercial launch in the first calendar quarter of 2008. Through September 30, 2008, nearly 11,000 Diamondback devices have been sold to more than 280 hospitals.
Management and Organization
The combined company will be headed by CSI’s Martin and CSI’s executive team. The combined board of directors will consist of 10 members, including two current Replidyne directors, Edward Brown and Augustine Lawlor. The Chairman of the Board will be Glen D. Nelson, M.D., currently Chairman of CSI. The other members of the combined Board of Directors will be Brent Blackey, John Friedman, Geoffrey Hartzler, M.D., Roger Howe, Ph.D., Michael Kallok, Ph.D., David Martin and Gary Petrucci.
Conference Call Today at 8:30AM ET
Replidyne and CSI will host a joint conference call Tuesday, November 4, 2008 at 8:30 AM ET (7:30 AM CT, 5:30 AM PT) to discuss this transaction. Callers may participate in the conference call by dialing 800-329-9097 (domestic) or 617-614-4929 (international), and providing the passcode 89012165. To access the live webcast, log on Replidyne’s website at www.Replidyne.com and go to the Investor Relations section.
A replay of the conference call will be available approximately one hour after the completion of the call through Tuesday, November 11, 2008 at midnight. Callers may access the replay by dialing 888-286-

Cardiovascular Systems and Replidyne
November 4, 2008

8010 (U.S. participants) or 617-801-6888 (international participants). The audio replay passcode is 13353327. To access a replay of the webcast, visit the Investor Relations section of Replidyne’s website at www.Replidyne.com.
Additional information about this transaction is available online at www.Replidyne.com or www.csi360.com.
Safe Harbor
This press release contains plans, intentions, objectives, estimates and expectations that constitute forward-looking statements about Replidyne and CSI that involve significant risks and uncertainties. Examples of such statements include, but are not limited to, the anticipated closing date of the merger, the expected cash that will be available to CSI at the closing of the merger, the expected ownership of the stockholders of Replidyne and CSI after the closing of the merger, and the anticipated benefits of the transaction. Actual results could differ materially from those discussed in the forward looking statements due to a number of factors including, the outcome of the shareholder vote for the proposed merger, the outcome of Replidyne’s efforts to wind up its business including the disposition of its research pipeline programs; regulatory developments in the U.S. and foreign countries; the accuracy of Replidyne’s or CSI’s estimates regarding expenses, future revenues and capital requirements; and CSI’s ability to obtain and maintain intellectual property protection for product candidates. These and additional risks and uncertainties are described more fully in CSI’s registration statement on Form 10 filed with the Securities and Exchange Commission (SEC) on October 28, 2008 and Replidyne’s most recent Form 10-Q filed with the SEC under the Securities Exchange Act of 1934. Copies of filings made with the SEC are available through the SEC’s electronic data gathering analysis and retrieval system (EDGAR) at www.sec.gov. All forward-looking statements made in the press release are made as of the date hereof and neither Replidyne nor CSI assumes any obligation to update the forward-looking statements in the document.
Additional information about the Merger and Where to Find It
This communication may be deemed to be solicitation material in respect to the proposed transaction between CSI and Replidyne. In connection with the transaction, Replidyne intends to file a registration statement on Form S-4 with the SEC containing a related proxy statement/prospectus. The proxy statement/prospectus will be mailed to the stockholders of Replidyne and CSI. Investors and security holders of Replidyne and CSI are urged to read the proxy statement/prospectus when it becomes available because it will contain important information about Replidyne, CSI and the proposed transaction. The proxy statement/prospectus (when it becomes available), and any other documents filed by Replidyne or CSI with the SEC, may be obtained free of charge at the SEC web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Replidyne by contacting Replidyne Investor Relations by email at ir@replidyne.com or by telephone at (303) 996-5522. Investors and security holders may obtain free copies of the documents filed with the SEC by CSI by contacting CSI by telephone at (651) 259-1000. Investors and security holders are urged to read the proxy statement/prospectus and the other relevant materials when they become available before making any voting decision with respect to the proposed transaction.
Replidyne and CSI and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from their shareholders in favor of the proposed transaction. Information about the directors and executive officers of Replidyne and CSI and their respective interests in the proposed transaction will be available in the proxy statement/prospectus.
This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in

Cardiovascular Systems and Replidyne
November 4, 2008

which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
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Contacts:

For Cardiovascular Systems Inc.	For Replidyne, Inc.
Padilla Speer Beardsley:	Mark Smith
Marian Briggs	Chief Financial Officer
(612) 455-1742	(303) 996-5535
mbriggs@psbpr.com
Nancy A. Johnson
(612) 455-1745
njohnson@psbpr.com

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